Rand Capital Corporation

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 13, 2000

                  Inspector's Certificate, Results of Balloting

      I, Daniel P. Penberthy, the Inspector of Election duly appointed and qualified, being first duly sworn by the oath hereto annexed, do hereby certify that prior to the Annual Meeting of Shareholders of Rand Capital Corporation, held in the First Floor Conference Room of the Rand Building, Buffalo, New York, on the 13th day of April, 2000, at which a quorum was present, I did receive and canvass the votes cast by the shareholders, and that the following represents the results of balloting:

1. ELECTION OF DIRECTORS: The following nominees received the number of votes set opposite their respective names:

                                     VOTES FOR           VOTES WITHHELD
                                     ---------           --------------

        Allen F. Grum                4,955,438                8,940
        Luiz F. Kahl                 4,955,438                8,940
        Erland E. Kailboume          4,954,238               10,140
        Ross B. Kenzie               4,943,823               20,555
        Willis S. McLeese            4,954,438                9,920
        Reginald B. Newman II        4,955,438                8,940
        Jayne K. Rand                4,955,438                8,940

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS: The proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Corporation for the 2000 fiscal year received the following votes:

               FOR          AGAINST         ABSTAIN
               ---          -------         -------
            4,932,215       16,085          16,078

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of April 2000.


/s/ Daniel P. Penberthy
-----------------------------------
Daniel P. Penberthy, Inspector

                                        Subscribed and sworn to before me
                                        this 12 day of April 2000
    CAROLE ELLEN TRANQUILLI
       No. 01TR6017455
Notary Public, State of New York        /s/ Carole Tranquilli
    Qualified in Erie County            ----------------------------------------
My Commission Expires 12/14/2000        Notary Public


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